AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1996
                                                REGISTRATION NO. 33-_________

                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        CET ENVIRONMENTAL SERVICES, INC.
              (Exact name of Registrant as specified in its charter)

        CALIFORNIA                                         33-0285964
(State or other jurisdiction of                    (I.R.S. Employer Identifi-
incorporation or organization)                            cation Number)

                             14761 BENTLEY CIRCLE
                           TUSTIN, CALIFORNIA 92680
          (Address of principal executive offices, including Zip Code)

                          INCENTIVE STOCK OPTION PLAN
                           (Full title of the plan)

                          STEVEN H. DAVIS, PRESIDENT
                             14761 BENTLEY CIRCLE
                           TUSTIN, CALIFORNIA 92680
                                (714) 505-1800
(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:

                              Jon D. Sawyer, Esq.
                              Jon D. Sawyer, P.C.
                      1401 Seventeenth Street, Suite 460
                            Denver, Colorado  80202
                                (303) 295-2355

                        CALCULATION OF REGISTRATION FEE
                                 PROPOSED      PROPOSED
                                 MAXIMUM       MAXIMUM
TITLE OF          AMOUNT         OFFERING      AGGREGATE     AMOUNT OF
SECURITIES TO     TO BE          PRICE         OFFERING      REGISTRATION
BE REGISTERED     REGISTERED     PER SHARE     PRICE         FEE
Common Stock,     550,000        $6.79534<FN1> $3,737,437    $1,288.77
No Par Value      Shares

[FN]
<FN1>
Based on the exercise price of the options outstanding under the Incentive Stock Option Plan as to 171,500 shares and the closing price of the Registrant's Common Stock on August 9, 1996, as reported on the American Stock Exchange as to the remaining 378,500 shares.
[/FN]
[/TABLE]

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by CET Environmental Services, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1995.

     (2) The Company's Quarterly Report on Form 10-QSB/A for the fiscal quarter ended March 31, 1996.

     (3) The description of the Common Stock as contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (SEC File No. 1-13852).

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In accordance with the California Corporations Code, the Registrant has included provisions in its Articles of Incorporation to indemnify its officers and directors and to limit the personal liability of its directors to the fullest extent possible under California law.

ITEM 7.  EXEMPTION FROM REGISTRATION.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following documents are filed as exhibits to this Registration
Statement:

 EXHIBIT
 NUMBER       DESCRIPTION                      LOCATION

  4.1         Amended and Restated             Incorporated by reference to
              Articles of Incorporation        Exhibit 3.1 to the Company's
                                               Form SB-2 Registration State-
                                               ment No. 33-91602

  3           Bylaws                           Incorporated by reference to
                                               Exhibit 3.2 to the Company's
                                               Form SB-2 Registration State-
                                               ment No. 33-91602

  5           Opinion of Jon D. Sawyer,        Attached
              P.C.

  23.1        Consent of Jon D. Sawyer,        Contained in Exhibit 5
              P.C.

  23.2        Consent of Grant Thornton        Attached
              LLP

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Tustin, State of California on the 13th day of August 1996.

                                       CET ENVIRONMENTAL SERVICES, INC.

                                       By/s/ Steven H. Davis
                                         Steven H. Davis, Chief Executive
                                         Officer

     Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                           TITLE                     DATE

/s/ Steven H. Davis           President Chief Executive      August 13, 1996
Steven H. Davis               Officer, and Director

/s/ Craig C. Barto            Director                       August 13, 1996
Craig C. Barto

/s/ Douglas W. Cotton         Executive Vice President,      August 13, 1996
Douglas W. Cotton             Secretary and Director

/s/ John G.L. Hopkins         Chief Operating Officer        August 13, 1996
John G. L. Hopkins            and Director

/s/ Keith J. Conti            Principal Financial Officer    August 13, 1996
Keith J. Conti

/s/ Robert S. Coldren         Director                       August 13, 1996
Robert S. Coldren

/s/ Robert A. Taylor          Director                       August 13, 1996
Robert A. Taylor